EXHIBIT 4.3



                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   dated as of

                                  July 31, 1998

                                      among

                              STARBASE CORPORATION

                                       and

           THE PURCHASERS LISTED ON THE SCHEDULE OF PURCHASERS HERETO

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                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of July 31, 1998 between StarBase Corporation, Inc., a Delaware corporation (the "Company"), and each of the Purchasers of shares of Series G Convertible Preferred Stock (the "Preferred Stock") of even date herewith (the "Securities Purchase Agreement"), whose names are set forth on the Schedule of Purchasers hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, it is a condition precedent to the obligations of each Purchaser under the Securities Purchase Agreement that the Company grant registration rights for the Company's common stock, par value $.01 per share (the "Common Stock") issuable upon conversion of the Series G Convertible Preferred Stock and exercise of the common stock warrants which may be issued pursuant to Section 1.5 of the Securities Purchase Agreement (the "Warrants"), and

         WHEREAS,  in  connection  with resales by the  Purchasers of the Common
Stock upon or after conversion of the Preferred Stock or exercise of the Warrants, the Company and the Purchasers now desire to enter into this Agreement in order to facilitate such resales.

                                    AGREEMENT

         The parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


         1.1 Definitions. The following terms, as used herein, have the following meanings.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day except a Saturday, Sunday or other day on which banks in New York City, New York are authorized by law to close.

                  "Certificate of Designations" means the certificate of powers,
                  designations,   preferences   and   relative,   participating,
                  optional or other rights of the Company's Series G Convertible
                  Preferred  Stock  and  the  qualifications,   limitations  and
                  restrictions thereof, as amended from time to time.
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                  "Initial  Closing  Date" shall mean the date of the closing of the initial issuance of the Preferred Stock to the Purchasers pursuant to the Securities Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company" means StarBase Corporation, a Delaware corporation.

                  "Effective Time" means the date of effectiveness of any Registration Statement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holders" has the meaning given to it in Section 2.1(b) hereof.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" means the Series G Convertible Preferred Stock, par value $.01 per share, of the Company, issued to the Purchasers pursuant to the Securities Purchase Agreement.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all materials incorporated by reference into such Prospectus.

                  "Registration   Statement"   means  the   Shelf   Registration
                  Statement.

                  "Restricted Securities" means any Securities until (i) a registration statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Securities may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities
                  Act,  and  are  freely   tradable   after  such  sale  by  the
                  transferee,  (iii) such Securities are otherwise  transferred, the
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                  Company has delivered a new  certificate  or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities may be resold without registration under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.

                  "Securities" means the Company's Common Stock issued or issuable upon conversion of the Preferred Stock (the
                  "Conversion Shares") and exercise of the Warrants (the "Warrant Shares"), and any shares of capital stock issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Preferred Stock or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on the conversion of Preferred Stock or the exercise of the Warrants.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the registration statement of the Company relating to the shelf registration for resale of Restricted Securities contemplated by Section
                  2.2 herein, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and materials incorporated by reference therein.

                  "Securities Purchase Agreement" has the meaning given to it in the recitals to this Agreement.

                  "Warrants" means the common stock warrants issued to the holders of the Preferred Stock pursuant to Section 1.5 of the Securities Purchase Agreement.

                  As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

                  ARTICLE 2

                  REGISTRATION RIGHTS

         2.1      Securities Subject to this Agreement.

                  (a) The Securities entitled to the benefits of this Agreement are the Restricted Securities, but only for so long as they remain Restricted Securities.

                  (b) A Person is deemed to be a holder of Restricted Securities (each, a "Holder") whenever such Person is the registered holder of such Restricted Securities on the Company's books and records.

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         2.2      Shelf Registration.

                  (a)      The Company shall:

                           (i)      as  expeditiously as practicable,  but  no
later than 45 days from the Initial Closing Date, cause to be filed a Shelf Registration Statement on Form S-3, as applicable, pursuant to Rule 415 under the Securities Act, which Shelf Registration Statement shall provide for resales of all Restricted Securities the Holders of which shall have provided to the Company the information required pursuant to Section 2.2(c) herein; and

                           (ii)     cause  such Shelf Registration  Statement to
be declared effective by the Commission as expeditiously as practicable, but not later than 120 days from the Initial Closing Date.

                  (b) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 2.4 below and shall use its best efforts to effect such registration to permit the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 2.2(c)). Subject to Section 2.2(d), the Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 2.2(d) to the extent necessary to ensure that it is available for resales of Restricted Securities by the Holders of Restricted Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (i) the date as of which the Holders may sell all of the Restricted Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which (A) the Holders shall have sold all the Securities and (B) none of the shares of Preferred Stock or Warrants is outstanding (the "Registration Period"). Upon the occurrence of any event that would cause any Shelf Registration Statement or the Prospectus contained therein (i) to contain a material misstatement or omission or (ii) not to be effective and usable for the sale or resale of Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such
Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for its intended purpose(s) as soon as practicable thereafter.

                  (c) No Holder of Restricted Securities may include any of its Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act (or any similar provision then in force) or such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or
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preliminary  Prospectus  included  therein.  Each  Holder  as to which the Shelf
Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  (d) Notwithstanding anything to the contrary in this Section 2.2, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Blackout Period"); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Blackout Period and the date on which the Blackout Period will begin, and (ii) notify the Holders in writing of the date on which the Blackout Period ends; and, provided further, that (x) a Blackout Period shall not exceed 30 days, (y) during any consecutive 365 day period, the aggregate number days during all Blackout Periods during such time shall not exceed 60 days and (z) no Blackout Period shall begin less than 60 days after the end of a prior Blackout Period (an "Allowable Blackout Period"). For purposes of determining the length of a Blackout Period above, the Blackout Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the date the Holders receive the notice referred to in clause (ii). Upon expiration of the Blackout Period, the Company shall again be bound by the first sentence of this Section 2.2(e) with respect to the information giving rise thereto. In the event of any Blackout Period, the Mandatory Conversion Date (as defined in the Certificate of Designations) shall be delayed one day for each day in the Blackout Period as provided in Section 5(c)(ii) of the Certificate of Designations.

                  (e) The initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) 1.5 and (y) the number of Securities as of the date immediately preceding the date the Registration Statement is initially filed with the Commission. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Securities or a Holder's allocated portion of the Securities pursuant to Section 2.2(f), the Company shall amend the Registration Statement, or file a
new  Registration   Statement  (on  the  short  form  available   therefor,   if
applicable), or both, so as to cover at least 150% of such Securities (based on the market price of the Common Stock), in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises. The
Company  shall  use  it  best  efforts  to  cause  such  amendment   and/or  new
Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Securities" if at any time the number of Securities issued or issuable upon conversion of the Preferred Stock and exercise of the Warrants is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such Registration Statement by (ii) 1.5. For purposes of the calculation set forth in the
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foregoing  sentence,  any  restrictions on the  convertibility  of the Preferred
Stock or exerciseability of the Warrants shall be disregarded and such calculation shall assume that the Preferred Stock and the Warrants are then convertible and exercisable, respectively, into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Company's Certificate of
Designations)   and  Warrant   Exercise  Price  (as  defined  in  the  Warrant),
respectively, if applicable.

                  (f) The initial number of Securities included in any Registration Statement and each increase in the number of Securities included therein shall be allocated pro rata among the Holders based on the number of Securities held by each Holder at the time the Registration Statement covering such initial number of Securities or increase thereof is declared effective by the Commission. In the event that a Holder sells or otherwise transfers any of such Person's Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Securities shall be allocated to the remaining Holders, pro rata based on the number of Securities then held by such Holders.

                  (g) Subject to Section 2.6 hereof, the Purchasers holding a majority of the Securities shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2.2 ("Legal Counsel"), which shall be designated by the holders of a majority of Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

                  (h) In the event that Form S-3 is not available for any registration of Securities hereunder, the Company shall (i) register the sale of the Securities on another appropriate form and (ii) undertake to register the Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering Securities has been declared effective by the Commission.

                  (i) The Company and the Purchasers each acknowledge that each Registration Statement prepared in accordance hereunder shall include an indeterminate number of Securities pursuant to Rule 416 under the Securities Act so as to cover any and all Securities which may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) if permitted by law, by reason of certain antidilution provisions or
reductions  in  the  Conversion   Price  (as  defined  in  the   Certificate  of
Designations) of the Preferred Stock in accordance with the terms thereof, including, without limitation, the terms which cause the Floating Conversion Price (as defined in the Certificate of Designations) to decrease as the bid price of the Common Stock decreases (collectively, the "Rule 416 Securities"). In this regard, the Company agrees to use all reasonable efforts to ensure that the maximum number of Securities which may be registered pursuant to Rule 416 under the Securities Act are covered by each Registration Statement and, absent guidance from the Commission or other definitive authority to the contrary, the Company shall use all reasonable efforts to affirmatively support and to not take
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any position  adverse to the position  that each  Registration  Statement  filed hereunder covers all of the Rule 416 Securities. If the Company determines that the Registration Statement filed hereunder does not cover all of the Rule 416 Securities, the Company shall immediately (i) provide to each Holder written evidence setting forth the basis for the Company's position and the authority therefor and (ii) prepare and file an amendment to such Registration Statement or a new Registration Statement in accordance with Section 2.2(e).

         2.3 Registration Procedures. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Restricted Securities, the Company shall:

                  (a) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2.2(b) herein; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

                  (b) advise the Holders covered by such Registration Statement in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective (provided that in the case of effectiveness, the Company shall deliver such advice by facsimile on the same day that the Company is advised by the Commission of such effectiveness), (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereof, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

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                  (c) promptly  furnish to each Holder of Restricted  Securities and Legal Counsel covered by any Registration Statement if any, without charge, at least one conformed copy of any Registration Statement, as first filed with
the  Commission,   and  of  each  amendment  thereto,  including  all  documents
incorporated  by  reference  therein  and  all  exhibits   (including   exhibits
incorporated therein by reference) and such other documents as such Holder may reasonably request and deliver to Legal Counsel one copy of each such document;

                  (d) deliver to each Holder covered by any Registration Statement, and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such person reasonably may request;

                  (e) take all such reasonable action in connection therewith (including those reasonably requested by the selling Holders or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Restricted Securities pursuant to such Registration Statement, including, but not limited to, provide for the indemnification provisions and procedures of Section 2.5 hereof with respect to selling Holders.

                  (f) cooperate with the selling Holders and the Legal Counsel in connection with the registration and qualification of the Restricted Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the selling Holders may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Restricted Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.3, or to take any action that would subject it to taxation or require it to file a general consent to service of process, in any jurisdiction where it is not then so subject or required;

                  (g) in connection with any sale of Restricted Securities that will result in such securities no longer being Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold and not bearing any restrictive legends; and enable such Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two (2) Business Days prior to any sale of Restricted Securities;

                  (h) use its reasonable efforts to cause the disposition of the Restricted Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Restricted Securities, subject to the proviso contained in
Section 2.2(f);

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                  (i) if any fact or event  contemplated by Section 2.3(b) shall exist or have occurred, prepare and file with the Commission as promptly as practicable a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of any Registration Statement;

                  (k) if applicable, use its best efforts to list, not later than the effective date of such Registration Statement, all Restricted Securities covered by such Registration Statement on any trading market on which any Common Stock of the Company is then admitted for trading; and

                  (l)  provide   promptly   to  each   Holder   covered  by  any
Registration Statement upon request each document filed with the Commission pursuant to the requirements of Section 12 and Section 14 of the Exchange Act.

                  (m) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (n) If requested by a Holder, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Holder agrees should be included therein relating to information relating to such Holder or the sale and distribution of the Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.


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                  (o) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

                  (p) Within two (2) business days after the Registration Statement which includes the Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Securities (with copies to the Holders whose Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

         Each Holder agrees by acquisition of a Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2.3(b)(iv) or the commencement of an Allowable Blackout Period, such Holder will forthwith discontinue disposition of Restricted Securities pursuant to any Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(i), or until it is advised in writing, in accordance with the notice provisions of Section 2.2(d) or Section 5.3 herein (the "Advice"), by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 2.2(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(b)(iv) or the commencement of a Blackout Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.3(i) or shall have received (in accordance with the notice provisions of Section 5.3) the Advice.

         2.4 Preparation; Reasonable Investigation. In connection with preparation and filing of each Registration Statement under the Securities Act, the Company will give the Holders of Restricted Securities registered under such Registration Statement and their respective counsel and accountants, the opportunity to review such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto a reasonable period of time, but in no event less than five (5) business days, prior to filing each such Registration Statement, amendment or supplement with the Commission, and, if warranted, will give each of them the financial statements, contracts and other corporate records as requested, and such opportunities to discuss the business, finances and accountants of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such Holders' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. If any such information is reasonably deemed to be confidential, then the Holders receiving such
                                       10
confidential information shall execute a confidentiality agreement with the Company in a form reasonably acceptable to the Company.

         2.5 Certain Rights of Holders. Unless required by applicable law, the Company will not file any registration statement under the Securities Act which refers to any Holder of Restricted Securities by name or otherwise without the prior written approval of such Holder, which may not be unreasonably withheld.

         2.6      Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of independent certified public accountants of the Company.

         2.7      Indemnification; Contribution.

                  (a) The Company agrees to indemnify,  hold harmless and defend
(i) each Holder covered by any Registration Statement, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "indemnified person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, fines, amounts paid in settlement, costs or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body of the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any indemnified person may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon, or are caused by: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto filed with the Commission) or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Securities are offered ("Blue Sky Filings"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in any final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in light of the circumstances under which the statements therein were made, not misleading or (iii) a violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification (the matters in the foregoing clauses (i) through
(iii) being, collectively, "Violations"); except insofar as such Claims or an indemnified person: (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon and in conformity with information relating to such indemnified person furnished in writing to the Company by or on behalf of any of such indemnified person expressly for use therein; or (y) with respect to any preliminary Prospectus, result from the fact that such person sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such person in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person and shall survive the transfer of such securities by such Holder.

                  In case any Claim shall be brought or asserted against any of the indemnified persons with respect to which indemnity may be sought against the Company, such indemnified person shall promptly notify the Company and the Company shall assume the defense thereof. Such indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the indemnified person and the Company and the indemnified person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified person), it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified persons, which firm shall be (x) designated by such indemnified persons holding a majority in interest of the Securities included in the Registration Statement to which the Claim relates and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the

Company. The Company shall not, without the prior written consent of each indemnified person, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified person from all liability arising out of such action, claim, litigation or proceeding. The failure by an indemnified person to promptly notify the Company with respect to any Claim brought or asserted against an indemnified person with respect to which indemnity is sought shall not relieve the Company of any liability to the indemnified person under this Section 2.7, except to the extent that the Company is prejudiced in its ability to defend such action. The indemnification required by this Section 2.2 shall be made by periodic payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  (b) Each Holder of Restricted Securities covered by any Registration Statement agrees, severally and jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the indemnified persons, but only with respect to actions based on and in conformity with information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Restricted Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in the second paragraph of Section 2.7(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the second paragraph of Section 2.7(a). Notwithstanding the foregoing, the Holder shall be liable under this Section 2.7(b) only for that amount of a Claim or Indemnified Damages as does not exceed the proceeds to such Holder as a result of the sale of Securities pursuant to such Registration Statement.

                  (c) If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party under Section 2.7(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any Claims or Indemnified Damages referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims or Indemnified Damages in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder. The amount paid to a party as a result of the Claims or Indemnified Damages referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and each Holder of Restricted Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 2.7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.
Notwithstanding the provisions of this Section 2.7(c), no Holder (and none of its related indemnified persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Restricted Securities pursuant to such Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and  contribution  provisions  contained in this
Section 2.7 are in addition to any liability which the indemnifying person may otherwise have to the indemnified persons referred in this Section 2.7.


                                    ARTICLE 3

                                     DAMAGES

         If the Registration Statement covering the resale of all of the Securities is not (i) declared effective by the Commission on or before 120 days after the Initial Closing Date (the "Scheduled Effective Date"); or (ii) if after the Registration Statement has been declared effective by the Commission, sales of all such Securities cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash equal to the product of (i) $1,000 multiplied by (ii) the sum of (A) the number of shares of Preferred Stock held by such Holder plus (B) the number of Conversion Shares held by such Holder divided by the Conversion Rate at which such shares were issued, multiplied by (iii) the quotient of .02 divided by 30, multiplied by
(iv) the sum of (x) if
                                       14
applicable, the number of days (with respect to which Registration Delay Payments have not previously been made) after the Scheduled Effective Date that the relevant Registration Statement has not been declared effective by the Commission, and (y) if applicable, the number of days (with respect to which Registration Delay Payments have not previously been made and excluding days during an Allowable Blackout Period) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. The payments to which a Holder shall be entitled pursuant to this
Article 3 are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid within five business days of the earlier of (A) the first day of the month following the occurrence of the event resulting in the requirement to make Registration Delay Payments, or (B) the date on which the event resulting in the requirement to make Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

                                    ARTICLE 4

                                    RULE 144

                  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

                  c. furnish to each Holder so long as such Holder owns Restricted Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration; and

                  d. upon compliance by the Holders with clause (iii) of Section
6.1 of the Securities Purchase Agreement, cause an opinion of counsel to be delivered to the transfer agent regarding the availability of Rule 144 for the sale of securities of the Company by the Holders.

                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the Certificate of Designations, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

         5.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Preferred Stock, Warrants or Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Preferred Stock, Warrants or Restricted Securities from such Holder at a time when such Holder could not transfer such Restricted Securities pursuant to pursuant to Rule 144(k) under the Securities Act as contemplated by clause (ii) of the definition of Restricted Securities.

         5.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the
                                       16
second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses and facsimile numbers for such communications shall be:

If to the Company:         Chief Financial Officer
                           StarBase Corporation

If to any Purchaser: At the address of such Purchaser set forth on the Schedule of Purchasers to this Agreement, with copies to Purchaser's counsel as set forth on the Schedule of Purchasers or as specified in writing by such Purchaser

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         5.4 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         5.5  Counterparts.  This  Agreement  may be  executed  in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, such facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         5.6 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

         5.7      Specific Enforcement, Consent to Jurisdiction.

                  (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         5.8 Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Restricted Securities. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Restricted Securities and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Restricted Securities then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

         5.9 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         5.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.11 Remedies. Each Purchaser shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         5.12 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          STARBASE CORPORATION


                                          By:
                                                   Name:
                                                   Its:



                                          THE PURCHASERS
                                          By:
                                                   Name:
                                                   Its:

                             SCHEDULE OF PURCHASERS



                                        Number of
                                        Initial /
                                       Additional
                 Investor Address      Preferred   Investor's Representatives'
Investor Name    and Facsimile Number   A Shares   Address and Facsimile Number
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                                                                       EXHIBIT A
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[TRANSFER AGENT]
Attn:

                  Re:      StarBase Corporation

Ladies and Gentlemen:

         We are counsel to StarBase Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders shares of its Series G Convertible Preferred Stock, par value $.01 per share, (the "Preferred Stock") convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and, pursuant to Section 1.5 of the Purchase Agreement, may issue warrants to purchase shares of the Common Stock (the "Warrants"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on _________ ___, 1998, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the
"Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                     Very truly yours,

                                                     [ISSUER'S COUNSEL]


                                                     By:
cc:      [LIST NAMES OF HOLDERS]

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